Exhibit 10.3

SECOND AMENDMENT

TO

REVOLVING PROMISSORY NOTE

THIS SECOND AMENDMENT TO REVOLVING PROMISSORY NOTE, entered into on November 29, 2017 (this “Amendment”), is made to the Revolving Promissory Note dated November 10, 2005 (the “Original Note”) (as amended by the First Amendment to Revolving Promissory Note entered into on December 23, 2009 (the “First Amended Note”)), executed by Clear Channel Outdoor Holdings, Inc., a Delaware corporation (“Maker” or “CCOH”), as maker thereof, payable to the order of iHeartCommunications, Inc., a Texas corporation (“Payee” or “iHeart”).

Recitals. iHeart, as the current legal and equitable owner and holder, and the payee, of the First Amended Note, and Maker desire to amend the First Amended Note to extend the maturity date of the Note from December 15, 2017 to May 15, 2019.

NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, iHeart and CCOH agree as follows:

SECTION 1.    Definitions. Capitalized terms used but not defined herein have the meanings and uses assigned in the First Amended Note; and the term “Note” when used in this Amendment means the Original Note, as amended by the First Amended Note, and as further amended hereby.

SECTION 2.    Amendment. The words “AUGUST 10, 2010” in the first paragraph of the Original Note, which was previously amended in the First Amended Note to read “DECEMBER 15, 2017,” is hereby further amended to read “MAY 15, 2019.”

SECTION 3.    Representations and Warranties. Maker represents and warrants to CCOH that Maker’s representations and warranties set forth in the First Amended Note are true and correct in all material respects as if made on the date hereof and on the effective date hereof, except as they may specifically relate to an earlier date.

SECTION 4.    Continuing Effect of First Amended Note. The First Amended Note, as further amended hereby, is hereby ratified and confirmed in all respects, and all references to the “Note” in the First Amended Note shall mean the First Amended Note as further amended hereby. This Amendment shall not constitute an amendment of, or waiver with respect to, any provision of the First Amended Note not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of any party hereto that would require an amendment, waiver or consent of iHeart except as expressly stated herein.

SECTION 5.    Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas.

SECTION 6.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of iHeart and CCOH and their respective successors and assigns permitted by the Note, except Maker may not assign or otherwise transfer any of its rights or obligations hereunder other than as provided in the Note.

SECTION 7.    Counterparts. This Amendment may be executed in any number of counterparts, and by each party hereto on separate counterparts, each of which counterpart when so executed shall be an original, but all such counterparts taken together shall constitute one and the same instrument. A counterpart signature page delivered by fax or internet transmission shall be as effective as delivery of an originally executed counterpart.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers on, and effective as of, the first date set forth above.

MAKER:

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:	/s/ Scott T. Bick
Name:	Scott T. Bick
Title:	Senior Vice President - Tax

PAYEE:

IHEARTCOMMUNICATIONS, INC.

By:	/s/ Brian D. Coleman
Name:	Brian D. Coleman
Title:	Senior Vice President and Treasurer

Signature Page to Second Amendment to

Revolving Promissory Note